                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

================================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                THERMA-WAVE, INC.

                                   FND CORP.,

                         SENSYS INSTRUMENTS CORPORATION,

                                       and

               A CERTAIN REPRESENTATIVE OF ALL THE SHAREHOLDERS OF
                         SENSYS INSTRUMENTS CORPORATION

                                   Dated as of

                                December 17, 2001


================================================================================

                                Table of Contents
                                -----------------

                                                                                           Page
                                                                                           ----
1.   Definitions. ........................................................................    1

2.   Basic Transaction. ..................................................................    8
     (a)      The Merger .................................................................    8
     (b)      The Closing ................................................................    8
     (c)      Actions at the Closing .....................................................    9
     (d)      Effect of Merger ...........................................................    9
     (e)      Procedure for Payment ......................................................   12
     (f)      Closing of Transfer Records ................................................   14
     (g)      Minimum Working Capital on Closing Date ....................................   14
     (h)      Escrow Fund ................................................................   15

3.   Representations and Warranties of the Buyer and the Merger Subsidiary ...............   16
     (a)      Organization ...............................................................   16
     (b)      Authorization of Transaction ...............................................   16
     (c)      Noncontravention ...........................................................   16
     (d)      Continuity of Business Enterprises .........................................   17
     (e)      Buyer Shares ...............................................................   17
     (f)      Eligibility to Use Form S-3 ................................................   17

4.   Representations and Warranties Concerning the Company and Its Subsidiaries ..........   17
     (a)      Organization, Qualification, and Corporate Power ...........................   17
     (b)      Capitalization .............................................................   17
     (c)      Authorization of Transaction ...............................................   18
     (d)      Noncontravention ...........................................................   18
     (e)      Brokers' Fees ..............................................................   18
     (f)      Title to Assets ............................................................   18
     (g)      Subsidiaries ...............................................................   19
     (h)      Financial Statements .......................................................   19
     (i)      Events Subsequent to Most Recent Fiscal Year End ...........................   19
     (j)      Undisclosed Liabilities ....................................................   21
     (k)      Legal Compliance ...........................................................   22
     (l)      Tax Matters ................................................................   22
     (m)      Real Property ..............................................................   23
     (n)      Intellectual Property ......................................................   27
     (o)      Tangible Assets ............................................................   31
     (p)      Inventory ..................................................................   31
     (q)      Contracts ..................................................................   32
     (r)      Notes and Accounts Receivable ..............................................   33
     (s)      Powers of Attorney .........................................................   33
     (t)      Insurance ..................................................................   33
     (u)      Litigation .................................................................   34
     (v)      Product Warranty ...........................................................   34
     (w)      Product Liability ..........................................................   35
     (x)      Employees ..................................................................   35
     (y)      Employee Benefits ..........................................................   35

     (z)      Guaranties .................................................................   37
     (aa)     Environmental, Health, and Safety Matters ..................................   37
     (bb)     Certain Business Relationships with the Company and Its Subsidiaries .......   39
     (cc)     Continuity of Business Enterprises .........................................   39
     (dd)     Solicitation of Shareholders ...............................................   39
     (ee)     Disclosure .................................................................   39

5.   Pre-Closing Covenants ...............................................................   39
     (a)      General ....................................................................   39
     (b)      Notices and Consents .......................................................   40
     (c)      Regulatory Matters and Approvals ...........................................   40
     (d)      Listing of Buyer Shares ....................................................   43
     (e)      Operation of Business ......................................................   43
     (f)      Preservation of Business ...................................................   43
     (g)      Access .....................................................................   43
     (h)      Notice of Developments .....................................................   44
     (i)      Exclusivity ................................................................   44
     (j)      Maintenance of Real Property ...............................................   44
     (k)      Leases .....................................................................   44

6.   Post-Closing Covenants ..............................................................   44
     (a)      General ....................................................................   44
     (b)      Litigation Support .........................................................   44
     (c)      Transition .................................................................   45
     (d)      [Intentionally Deleted.] ...................................................   45
     (e)      [Intentionally Deleted.] ...................................................   45
     (f)      Certain Benefit Plans ......................................................   45
     (g)      Forms S-8 ..................................................................   45
     (h)      Form S-3 ...................................................................   45
     (i)      Indemnification ............................................................   45
     (j)      Buyer Securities ...........................................................   46

7.   Conditions to Obligation to Close ...................................................   47
     (a)      Conditions to Obligation of the Buyer and the Merger Subsidiary ............   47
     (b)      Conditions to Obligation of the Company ....................................   50

8.   Remedies for Breaches of This Agreement. ............................................   51
     (a)      Survival of Representations and Warranties .................................   51
     (b)      Indemnification Provisions for Benefit of the Buyer ........................   51
     (c)      Indemnification Provisions for Benefit of the Shareholders of the Company ..   53
     (d)      Matters Involving Third Parties. ...........................................   53
     (e)      Determination of Adverse Consequences ......................................   54
     (f)      Exclusive Remedy ...........................................................   54

9.   Tax Matters .........................................................................   55
     (a)      Tax Periods Ending on or Before the Closing Date ...........................   55
     (b)      Tax Periods Beginning Before and Ending After the Closing Date .............   55
     (c)      [Intentionally Deleted.] ...................................................   55
     (d)      Tax Sharing Agreements .....................................................   56
     (e)      Certain Taxes and Fees .....................................................   56

10.  Termination. ........................................................................   56
     (a)      Termination of Agreement ...................................................   56
     (b)      Effect of Termination ......................................................   67

11.  Miscellaneous. ......................................................................   57
     (a)      [Intentionally Deleted.] ...................................................   57
     (b)      Press Releases and Public Announcements ....................................   57
     (c)      No Third-Party Beneficiaries ...............................................   57
     (d)      Entire Agreement ...........................................................   57
     (e)      Succession and Assignment ..................................................   57
     (f)      Counterparts ...............................................................   57
     (g)      Headings ...................................................................   57
     (h)      Notices ....................................................................   57
     (i)      Governing Law ..............................................................   58
     (j)      Amendments and Waivers .....................................................   59
     (k)      Severability ...............................................................   59
     (l)      Expenses ...................................................................   59
     (m)      Construction ...............................................................   59
     (n)      Incorporation of Exhibits, Annexes, and Schedules ..........................   59
     (o)      Specific Performance .......................................................   60
     (p)      Submission to Jurisdiction .................................................   60
     (q)      Company Representative; Agent of the Shareholders; Power of Attorney .......   60

Exhibit A--Shareholders Agreement
Exhibit B--Working Capital Worksheet
Exhibit C--Agreement of Merger
Exhibit D--Form of Escrow Agreement
Exhibit E--Historical Financial Statements
Exhibit F--Form of Registration Rights Agreement
Exhibit G--Form of Employment Agreement with Talat F. Hasan
Exhibit H--Form of Opinion of Counsel to the Company
Exhibit I--Form of Opinion of Counsel to the Buyer
Schedule A--Form of Buyer Notes

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     This Agreement and Plan of Reorganization (the "Agreement") is entered into
                                                     ---------
as of December 17, 2001, by and among Therma-Wave, Inc., a Delaware corporation (the "Buyer"), FND Corp., a California corporation and a wholly-owned subsidiary
      -----
of the Buyer (the "Merger Subsidiary"), Sensys Instruments Corporation, a
                   -----------------
California corporation (the "Company"), and the Company Representative (as
                             -------
defined below). The Buyer, the Merger Subsidiary, the Company, and the Company Representative are referred to collectively herein as the "Parties".
                                                           -------

                                    Recitals
                                    --------

     This Agreement contemplates a tax-free forward subsidiary merger of the Company with and into the Merger Subsidiary in a reorganization pursuant to
Section 368 of the Code. The Company's shareholders will receive capital stock in the Buyer or, in the sole discretion of the Buyer (subject to certain limitations), a combination of capital stock in the Buyer, cash and Buyer Notes, in exchange for their capital stock in the Company. The Parties expect that the Merger will further certain of their business objectives and the Boards of Directors of each of the Buyer and the Company believe it is in the best interests of each Person and their respective holders of equity that the Buyer acquire the Company in a tax-free forward subsidiary merger.

     Concurrently with the execution of this Agreement, certain Affiliates of the Company are entering into a Shareholders Agreement in the form and substance of Exhibit A attached hereto.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.
     -----------

     "Accounting Referee" means a nationally recognized accounting firm (other
      ------------------
than PricewaterhouseCoopers LLP or KPMG LLP) mutually acceptable to the Buyer and the Company Representative, and, in the event such Parties cannot mutually agree, such nationally recognized accounting firm selected by PricewaterhouseCoopers LLP and KPMG LLP.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
      -------------------
under the Securities Act.

     "Accredited Investor Statement" has the meaning set forth in (S) 5(c)
      -----------------------------
below.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (including punitive), dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S) 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement" has the meaning set forth in the preface above.
      ---------

     "Agreement of Merger" has the meaning set forth in (S) 2(c) below.
      -------------------

     "Basis" means any past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer Notes" means the Buyer's promissory notes in the form of Schedule A
      -----------
attached hereto.

     "Buyer Securities" means, collectively, the Buyer Notes and Buyer Shares.
      ----------------

     "Buyer Share" means any share of the Common Stock, $0.01 par value per
      -----------
share, of the Buyer.

     "Buyer Share Price" shall mean the average closing price per Buyer Share on
      -----------------
the Nasdaq National Market over the fifteen (15) consecutive trading days ending on the date which is two (2) trading days immediately preceding the Closing; provided, however, in the event such Buyer Share Price is less than $10.50, the
--------  -------
Company's Board of Directors may in its sole discretion agree that for purposes of this Agreement and the transactions contemplated hereby, the Buyer Share Price is deemed to be $10.50, notwithstanding the actual average closing price per Buyer Share on the Nasdaq National Market over such period.

     "Buyer-owned Share" means any Company Share that the Buyer or the Merger
      -----------------
Subsidiary owns beneficially.

     "California Information Statement" has the meaning set forth in (S) 5(c)
      --------------------------------
below.

     "CERCLA" has the meaning set forth in (S) 4(aa) below.
      ------

     "Certificates" means the certificates representing the Company Shares.
      ------------

     "Closing" has the meaning set forth in (S) 2(b) below.
      -------

     "Closing Date" has the meaning set forth in (S) 2(b) below.
      ------------

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA
      -----
and Code (S) 4980B and of any similar state law.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" has the meaning set forth in the preface above.
      -------

     "Company Common Stock" means any share of the Common Stock, no par value
      --------------------
per share, of the Company.

     "Company Option Plan" has the meaning set forth in (S) 2(d)(vii) below.
      -------------------

     "Company Preferred Stock" means any share of the Preferred Stock, no par
      -----------------------
value per share, of the Company.

     "Company Representative" shall mean Talat F. Hasan (or if such Person
      ----------------------
declines or is unable to do so, Robert R. Tufts, or if such Person declines or is unable to do so, such Person as designated by the Board of Directors of the Company, or, subsequent to the Merger, a majority of the Persons who comprised such Board immediately prior to the Merger), as representative of all the shareholders of the Company, who shall have such powers and authority in accordance with (S) 11(q) below.

     "Company Share" is used to collectively refer to the Company Common Stock,
      -------------
Series A Preferred Stock, and Series B Preferred Stock.

     "Company Stock Options and Stock Rights" has the meaning set forth in
      --------------------------------------
(S) 2(d)(vii) below.

     "Company Stock Rights" has the meaning set forth in (S) 4(b) below.
      --------------------

     "Company Warrants" has the meaning set forth in (S) 2(d)(vii)(E) below.
      ----------------

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of the Company and its Subsidiaries that is not already generally available to the public.

     "Conversion Number" means the quotient obtained by dividing the Purchase
      -----------------
Price by the Buyer Share Price.

     "Conversion Ratio" means the quotient obtained by dividing the Conversion
      ----------------
Number by the aggregate number of Company Shares outstanding (on an as-if converted basis) as of the Effective Time or issuable upon exercise of all Company Stock Rights outstanding as of the Effective Time (other than (a) 90,000 Company Shares underlying the Company Stock Rights to James Mitchener and Rodney Smedt as set forth in Schedule 4(b) of the Disclosure Schedules and (b) the number of Company Shares underlying the Company Stock Options granted in November and December 2001 and permitted to be granted after the date hereof but prior to the Closing Date pursuant to (S) 5(e)), not to exceed 231,298 shares of Company Common Stock.

     "Deferred Intercompany Transaction" has the meaning set forth in
      ---------------------------------
Reg.(S) 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in (S) 4 below.
      -------------------

     "Dissenting Share" means any Company Share which any shareholder who or
      ----------------
which has exercised his or its appraisal rights under the California General Corporation Law holds of record.

     "Dual Beam Spectroscopy" means integrated metrology technology which splits
      ----------------------
a beam into two parts and measures both parts simultaneously.

     "Effective Time" has the meaning set forth in (S) 2(d)(i) below.
      --------------

     "Employee Benefit Plan" means any "employee benefit plan" (as such term is
      ---------------------
defined in ERISA (S) 3(3)) and any other material employee benefit plan, program or arrangement of any kind.

     "Employee Pension Benefit Plan" has the meaning set forth in ERIS (S) 3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)
      -----------------------------
3(1).

     "Environmental, Health, and Safety Requirements" shall mean all federal,
      ----------------------------------------------
state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means each entity which is treated as a single employer
      ---------------
with the Company for purposes of Code (S) 414.

     "Escrow Agent" has the meaning set forth in (S) 2(h)(i) below.
      ------------

     "Escrow Agreement" has the meaning set forth in (S) 2(h)(i) below.
      ----------------

     "Escrow Fund" has the meaning set forth in (S) 2(h)(i) below.
      -----------

     "Estoppel Certificates" has the meaning set forth in (S) 7(a) below.
      ---------------------

     "Excess Loss Account" has the meaning set forth in Reg. (S) 1.1502-19.
      -------------------

     "Exchange Agent" has the meaning set forth in (S) 2(e)(i) below.
      --------------

     "Exchange Fund" has the meaning set forth in (S) 2(e)(i) below.
      -------------

     "Fiduciary" has the meaning set forth in ERISA (S) 3(21).
      ---------

     "Financial Statement" has the meaning set forth in (S) 4(h) below.
      -------------------

     "FIRPTA Affidavit" has the meaning set forth in (S) 7(a) below.
      ----------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Improvements" has the meaning set forth in (S) 4(m)(iv) below.
      ------------

     "Indemnified Party" has the meaning set forth in (S) 8(d) below.
      -----------------

     "Information Statement" has the meaning set forth in (S) 5(c) below.
      ---------------------

     "Intellectual Property" means all of the following in any jurisdiction
      ---------------------
throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.
      ---------

     "Lease Consents" has the meaning set forth in (S) 7(a) below.
      --------------

     "Leased Real Property" means all leasehold or subleasehold estates and
      --------------------
other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any of the Company or its Subsidiaries.

     "Leases" means all leases, subleases, licenses, concessions and other
      ------
agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which any of the Company or its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or its Subsidiaries thereunder.

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Merger" has the meaning set forth in (S) 2(a) below.
      ------

     "Merger Consideration" has the meaning set forth in (S) 2(d)(v) below.
      --------------------

     "Merger Subsidiary" has the meaning set forth in the preface above.
      -----------------

     "Minimum Working Capital" has the meaning set forth in (S) 2(g)(i) below.
      -----------------------

     "Most Recent Balance Sheet" means the balance sheet contained within the
      -------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S) 4(h)
      --------------------------------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S) 4(h) below.
      ----------------------------

     "Most Recent Fiscal Year End" has the meaning set forth in (S) 4(h) below.
      ---------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S) 3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permit" has the meaning set forth in (S) 5(c) below.
      ------

     "Permitted Encumbrances" means with respect to each parcel of real
      ----------------------
property: (a) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP;
(b) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Real Property incurred in the ordinary course of business for amounts which are not due and payable and which would not, individually or in the aggregate, have a material adverse effect on the Company's or its Subsidiaries' business as currently conducted thereon; (c) zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the Company's or its Subsidiaries' business as currently conducted thereon; and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not impair the use or occupancy of such Real Property in the operation of the Company's or its Subsidiaries' business as currently conducted thereon.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S) 406 and
      ----------------------
Code (S) 4975.

     "Purchase Price" means, subject to adjustment as set forth in (S) 2(g)
      --------------
below, the greater of (a) $75,000,000 or (b) the sum of (i) the product of 4,800,000 Buyer Shares multiplied by the Buyer Share Price and (ii) the product of the aggregate number of Company Shares (on an as-if converted basis) issuable upon exercise of all Company Stock Rights outstanding as of the Effective Date multiplied by the Conversion Ratio and multiplied by the Buyer Share Price; provided, however, in the event that the Purchase Price under clause (b) above
--------  -------
is greater than $90,000,000, the Purchase Price shall mean $90,000,000. Notwithstanding anything in this Agreement to the contrary, in no event shall the Buyer be required to deliver Merger Consideration (including cash, if any, used to purchase the Company Warrants pursuant to (S) 2(d)(vii)(E)) having a value, as determined pursuant to this Agreement, in excess of such Purchase Price.

     "Real Property Laws" has the meaning set forth in (S) 4(m) below.
      ------------------

     "Real Property Permits" has the meaning set forth in (S) 4(m) below.
      ---------------------

     "Registration Statement" has the meaning set forth in (S) 6(h) below.
      ----------------------

     "Reportable Event" has the meaning set forth in ERISA (S) 4043.
      ----------------

     "Requisite Shareholders Approval" means the affirmative vote of the holders
      -------------------------------
of that number of Company Shares in favor of this Agreement and the Merger and the affirmative separate class vote or votes of the holders of that number of the Company Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as one class or separately, each as required by the charter and bylaws of the Company and the California General Corporation Law, in favor of this Agreement and the Merger.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Series A Preferred Stock" means any share of the Series A Preferred Stock,
      ------------------------
no par value per share, of the Company.

     "Series B Preferred Stock" means any share of the Series B Preferred Stock,
      ------------------------
no par value per share, of the Company.

     "Special Company Meeting" has the meaning set forth in (S) 5(c) below.
      -----------------------

     "Subsidiary" means any corporation with respect to which a specified Person
      ----------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in (S) 2(a) below.
      ---------------------

     "SWDA" has the meaning set forth in (S) 4(aa) below.
      ----

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in (S) 8(d) below.
      -----------------

     "Transaction Agreements" means this Agreement, the Shareholders Agreement
      ----------------------
attached as Exhibit A, the Escrow Agreement attached as Exhibit D, the Registration Rights Agreement attached as Exhibit F and the Employment Agreement attached as Exhibit G.

     "Working Capital" means, as of the date of determination, an amount equal
      ---------------
to the current assets of the Company, less the current liabilities of the
                                      ----
Company, in each case determined in accordance with GAAP (except as otherwise noted in Exhibit B) and the Working Capital Worksheet attached hereto as Exhibit B, applied in a manner consistent with the preparation of the Financial Statements (except as otherwise noted in Exhibit B).

2.   Basic Transaction.
     -----------------

     (a) The Merger. On and subject to the terms and conditions of this
         ----------
Agreement, the Company will merge with and into the Merger Subsidiary (the "Merger") at the Effective Time. The Merger Subsidiary shall be the corporation
 ------
surviving the Merger (the "Surviving Corporation").
                           ---------------------

     (b) The Closing. The closing of the transactions contemplated by this
         -----------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in
                -------
Los Angeles, California, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Company may mutually determine (the "Closing Date"). The Parties currently intend that the
                         ------------
Closing Date will occur on or prior to January 31, 2002.

     (c) Actions at the Closing. At the Closing, (i) the Company will deliver to
         ----------------------

the Buyer and the Merger Subsidiary the various certificates, instruments, and documents referred to in (S) 7(a) below, (ii) the Buyer and the Merger Subsidiary will deliver to the Company the various certificates, instruments, and documents referred to in (S) 7(b) below, (iii) the Company and the Merger Subsidiary will file with the Secretary of State of the State of California an agreement of merger to effectuate the Merger in substantially the form attached hereto as Exhibit C (the "Agreement of Merger"), and (iv) the Buyer will deliver
                          -------------------
to the Exchange Agent in the manner provided below in this (S) 2 the certificates evidencing the Buyer Shares issued in the Merger.

     (d) Effect of Merger.
         ----------------

              (i) General. The Merger shall become effective at the time (the
                  -------
         "Effective Time") the Agreement of Merger as executed by each of the
          --------------
         Company and the Merger Subsidiary is filed with and accepted by the Secretary of State of the State of California. The Merger shall have the effect set forth in the California General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Merger Subsidiary in order to carry out and effect the transactions contemplated by this Agreement.

              (ii) Articles of Incorporation. The Articles of Incorporation of
                   -------------------------
         the Surviving Corporation shall be the Articles of Incorporation of the Merger Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will be changed to "Sensys Instruments Corporation").

              (iii) Bylaws. The Bylaws of the Surviving Corporation shall be
                    ------
         Bylaws of the Merger Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will be changed to "Sensys Instruments Corporation").

              (iv) Directors and Officers. The officers of the Company shall
                   ----------------------
         become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). The directors of the Merger Subsidiary shall become the directors of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

              (v) Conversion of Shares.
                  --------------------

                  (A) At and as of the Effective Time, (i) each Company Share
              (on an as-if converted basis) (other than any Dissenting Share or Buyer-owned Share) shall be automatically converted into the right to receive a number of Buyer Shares equal to the Conversion Ratio (such amount referred to in this clause (i) is referred to herein as the "Merger Consideration"), (ii) each Dissenting Share shall
                      --------------------
              not be converted into the right to receive the Merger Consideration set forth in clause (i) above, and instead, shall be converted into the right to receive payment from the

              Surviving Corporation with respect thereto as provided by the California General Corporation Law, unless and until the holder of any such share shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment in accordance with the provisions of the California General Corporation Law, in which case such share shall not be deemed a Dissenting Share and shall thereupon be deemed, as of the Effective Time, to have been cancelled and extinguished and been converted into the right to receive Merger Consideration as set forth in clause (i) above, and (iii) each Buyer-owned Share shall automatically be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; provided, however, that the Merger Consideration shall be subject
              --------  -------
              to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding after the date hereof. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth in this(S) 2(d)(v) after the Effective Time. From and after the Effective Time, no shareholder of the Company who has demanded appraisal rights shall be entitled to vote his or its Company Shares for any purpose or to receive payment of dividends or other distributions on his or its Company Shares (except dividends or other distributions payable to shareholders of record at a date prior to the Effective Time). No certificates representing fractional shares of Buyer Shares shall be issued upon the surrender for exchange of Certificates. Instead, there shall be issued one whole Buyer Share for any remaining fraction of a Buyer Share which otherwise would be issuable with respect to a Certificate pursuant to application of this subsection. For purposes of carrying out the intent of the foregoing sentence, Buyer may aggregate the Certificates of each holder of Certificates so that fractional Buyer Shares due in exchange for multiple Certificates may be combined to yield a number of whole shares thereof plus a single fraction.

                  (B) The Buyer shall have the right, in its sole discretion, to substitute cash and/or Buyer Notes in lieu of any portion of the Buyer Shares to be issued at the Closing (valuing the Buyer Shares at the Buyer Share Price) if (i) such substitution would not prevent the Merger from qualifying as a reorganization pursuant to
              Section 368 of the Code and (ii) at least 4,800,000 Buyer Shares (as such number of Buyer Shares is adjusted downward by the number of Buyer Shares issuable upon the exercise or conversion of the Company Stock Rights (other than the options under the Company Option Plan) assumed by the Buyer in the Merger in accordance with
              (S) 2(d)(vii) below) are issued as Merger Consideration; provided
                                                                       --------
              that in the event of any such substitution, the Buyer shall be required to make such substitution in the following priority: (I) the initial $3,500,000 of any such substitution shall be in the form of cash (which under certain circumstances shall be payable to the holders of the Company Warrants which are purchased and cancelled in accordance with (S) 2(d)(vii)(E)), (II) the following $7,500,000 of any such substitution shall be in the form of Buyer Notes, and (III) any such substitution in excess of $11,000,000 shall be in the form of cash. The Buyer may exercise such right by issuing a notice to the Company at any time prior to the Effective Time. Any cash or Buyer Notes substituted as described in this (S) 2(d)(v) shall be pro rata among all the shareholders of the Company in proportion to the aggregate Merger Consideration such shareholders would otherwise be entitled under (S) 2(d)(v)(A). Any cash or Buyer Notes substituted shall also be considered as "Merger Consideration" for purposes of this Agreement.

              (vi) Conversion of Capital Stock of the Merger Subsidiary. At and
                   ----------------------------------------------------
         as of the Effective Time, each share of Common Stock, $0.001 par value per share, of the Merger Subsidiary shall be converted into one share of Common Stock, $0.001 par value per share, of the Surviving Corporation.

              (vii) Stock Options and Other Company Stock Rights.
                    --------------------------------------------

                  (A) At and as of the Effective Time, each of the then
              outstanding options (including each outstanding option granted under the Company's 1995 Stock Option Plan (the "Company Option
                                                               --------------
              Plan") and any outstanding individual non-plan options) and other
              ----
              Company Stock Rights to purchase capital stock of the Company whether vested or unvested (collectively, the "Company Stock
                                                             -------------
              Options and Stock Rights") shall be assumed by the Buyer in
              ------------------------
              accordance with this (S) 2(d)(vii), other than those Company Warrants purchased and cancelled in accordance with
              (S) 2(d)(vii)(E) below.

                  (B) At and as of the Effective Time, each Company Stock Option and Stock Right, whether or not exercisable, will be assumed by the Buyer. The term, exercisability, vesting schedule, vesting commencement date, status as an incentive stock option under
              Section 422 of the Code, if applicable, and all other terms and conditions of each Company Stock Option and Stock Right so assumed by the Buyer under this Agreement will remain unchanged, except that (i) each Company Stock Option and Stock Right will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Buyer Shares equal to the product of the number of Company Shares that were issuable upon exercise of such Company Stock Option and Stock Right (whether or not then exercisable) immediately prior to the Effective Time multiplied by the Conversion Ratio, rounded to the nearest whole number of Buyer Shares and (ii) the per share exercise price for the Buyer Shares issuable upon exercise of such assumed Company Stock Option and Stock Right will be equal to the quotient determined by dividing the exercise price per Company Share at which such Company Stock Option and Stock Right was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded to the nearest whole cent. As soon as reasonably practicable after the Effective Time, the

              Buyer will issue to each holder of an outstanding Company Stock Option and Stock Right a notice describing the foregoing assumption of such Company Stock Option and Stock Right by the Buyer.

                  (C) It is intended that the options constituting the Company
              Stock Options and Stock Rights assumed by the Buyer shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Stock Options and Stock Rights qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
              (S) 2(d)(vii)(C) shall be applied consistent with such intent.

                  (D) The Buyer will reserve sufficient shares of Buyer Shares for issuance under this (S) 2(d)(vii).

                  (E) To the extent (i) cash has been substituted in lieu of any portion of the Buyer Shares pursuant to (S) 2(d)(v)(B), (ii) holders of the warrants convertible into Company Shares (the "Company Warrants") have tendered such Company Warrants for
               ----------------
              purchase by the Company and (iii) the amount of such cash is sufficient to purchase such Company Warrants tendered by such holders, such Company Warrants shall be paid from such cash portion of the Merger Consideration and cancelled, rather than assumed in accordance with (S) 2(d)(vii). Such tender of Company Warrants shall only be effective (and cash payment in respect of such Company Warrants only be required) upon the Effective Time. The purchase price for each such Company Warrant shall be the product of the number of Company Shares underlying such Company Warrant and the difference of the per share Merger Consideration and the per share exercise price for such Company Share (each as determined pursuant to (S) 2(d)(vii)(B) as if such Company
              Warrant had been assumed pursuant to (S) 2(d)(vii)(A)), assuming that such Company Warrant had been assumed in accordance with (S) 2(d)(vii). For purposes of this section and calculating such per share Merger Consideration, the Conversion Ratio shall be calculated assuming that the Company Shares underlying such Company Warrants are issued and outstanding, notwithstanding the purchase and cancellation of such Company Warrants.

     (e) Procedure for Payment.
         ---------------------

              (i) Immediately after the Effective Time, (A) other than the amount of the Merger Consideration withheld and delivered to the Escrow Agent pursuant to (S) 2(h) below, the Buyer will furnish to EquiServe Trust Company, N.A. (the "Exchange Agent") a corpus (the "Exchange
                                   --------------                  --------
         Fund") consisting of any cash or Buyer Notes substituted in lieu of
         ----
         Buyer Shares pursuant to (S) 2(d)(v)(B) above and a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Company Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) reasonably acceptable to the Company, which form shall include (I) the contractual restrictions against the transfer of the Buyer Shares described in (S) 6(j), (II) a representation of the holder of the Buyer Shares as to whether or not such Person is an Accredited Investor, and (III) a copy of the Registration Rights Agreement in the form attached hereto as Exhibit
         F, to each record holder of outstanding Company Shares for the holder to use in surrendering the Certificates which represented his or its Company Shares against payment of the Merger Consideration.

              (ii) The Buyer may cause the Exchange Agent to invest any cash included in the Exchange Fund in a "AAA" rated interest-bearing account held by a U.S. financial institution; provided, however, that the terms
                                               --------  -------
         and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Exchange Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will replace promptly any portion of the Exchange Fund which the Exchange Agent loses through investments.

              (iii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Company Shares until the holder surrenders for exchange his or its Certificates which represented Company Shares. The Buyer instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer may cause the Exchange Agent to invest any cash the Exchange Agent receives from the Buyer as a dividend or distribution in a "AAA" rated interest-bearing account held by a U.S. financial institution; provided, however, that the terms
                                               --------  -------
         and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Company Shares as necessary. The Buyer may cause the Exchange Agent to pay over to the Buyer any net earnings with respect to the investments, and the Buyer will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Company Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

              (iv) The Buyer may cause the Exchange Agent to return and pay over to the Surviving Corporation any portion of the Exchange Fund (including any earnings and dividends and distributions thereon) remaining unclaimed 360 days after the Effective Time, and thereafter each remaining record holder of outstanding Company Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to any cash and earnings thereon and the Buyer Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its Certificates.

              (v) The Buyer shall pay all charges and expenses of the Exchange Agent.

     (f) Closing of Transfer Records. After the close of business on the Closing
         ---------------------------
Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, valid Certificates representing the Company Shares or valid instruments representing Company Stock Options and Stock Rights are presented to the Surviving Corporation or the Buyer in accordance with (S) 2(e) above, such Certificates and instruments shall be cancelled and exchanged for the consideration provided in (S) 2(d) above.

     (g) Minimum Working Capital on Closing Date.
         ---------------------------------------

              (i) As of the close of business on the Closing Date, the Working Capital of the Company shall be at least the amount of the target Minimum Working Capital calculated as set forth on Exhibit B ("Minimum
                                                                        -------
         Working Capital").
         ---------------

              (ii) The Working Capital of the Company as of the close of business on the Closing Date shall be determined in accordance with the Working Capital Worksheet attached hereto as Exhibit B and in good faith by the Buyer as soon as practicable after the Closing but, in any event, within sixty (60) days after the Closing. In the event that the Buyer determines that Working Capital of the Company as of the close of business on the Closing Date is less than Minimum Working Capital and the Buyer decides, in its sole discretion to seek recovery pursuant to this (S) 2(g), the Buyer shall send such determination (which shall be prepared in writing and set forth the Buyer's computations in reasonable detail), along with any workpapers related thereto, to the Company Representative. The Company Representative shall have a thirty
         (30) day period following its receipt of the Buyer's notification to consider and object to the Buyer's determination of Working Capital of the Company as of the close of business on the Closing Date. In the event that the Company Representative objects to such determination of the Buyer, the Company Representative shall send written notice of such objection, including a reasonably detailed explanation of the reasons therefor, to the Buyer within such thirty (30) day period. Thereafter, the Buyer and the Company Representative shall use their reasonable efforts to promptly, and, in any event within seven (7) business days, resolve any differences they may have with respect to such determination of the Buyer. In the event that such thirty (30) day period lapses without any written notice of the Company Representative having been sent to the Buyer, then the Company Representative, on behalf of all of the shareholders of the Company, shall be deemed to have finally accepted such determination of the Buyer.

              (iii) In the event that the Buyer and the Company Representative are not able to agree upon Working Capital of the Company as of the close of business on the Closing Date during the seven (7) business day period referenced in (S) 2(g)(ii) above, the calculation of such amounts will be referred for final binding resolution to an Accounting Referee. The Accounting Referee shall be directed to issue its written determination of such amounts within thirty (30) days after such submission. One-half of the fees of the Accounting Referee shall be borne by the Buyer with the remainder of such fees to be paid from the Escrow Fund in accordance with the Escrow Agreement.

              (iv) Any shortfall of Working Capital of the Company as of the close of business on the Closing Date below Minimum Working Capital shall be paid from the Escrow Fund (and only up to the amount of such Escrow Fund) and in accordance with the Escrow Agreement.

              (v) In the event that the Company Representative does not object to the Buyer's determination of such Working Capital of the Company during the thirty (30) day period referred to in (S) 2(g)(ii), or, if the Company Representative does object to such determination within such prescribed period, upon final determination of such Working Capital of the Company in accordance herewith, the Company Representative shall have no power or authority to object under any provision of the Escrow Agreement to the amount of such shortfall claim against the Escrow Fund (and release of such amount from the Escrow
         Fund).

              (vi) The reasonable expenses of the Company Representative (including reasonable expenses of one legal counsel, accountants and other necessary consultants) incurred by such person in connection with this (S) 2(g) shall be paid from the Escrow Fund in accordance with the terms of the Escrow Agreement.

     (h) Escrow Fund.
         -----------

              (i) Buyer Shares having a value equal to ten percent (10%) of the Purchase Price (such Buyer Shares being the "Escrow Fund") shall be
                                                      -----------
         withheld from the amounts issued to the Company's shareholders pro rata among all shareholders of the Company in proportion to the aggregate Merger Consideration such shareholders would otherwise be entitled under (S) 2(d)(v), and shall instead be delivered to an escrow agent (the "Escrow Agent") pursuant to an escrow agreement substantially in
               ------------
         the form of Exhibit D hereto (the "Escrow Agreement") to satisfy any
                     ---------              ----------------
         (A) shortfall of Working Capital of the Company as of the close of business on the Closing Date below Minimum Working Capital, (B) indemnification payments to the Buyer pursuant to (S) 8 hereof, and (C) any other payments or reimbursements to the Buyer pursuant to this Agreement. Any release of the Buyer Shares from the Escrow Fund shall be in accordance with the Escrow Agreement.


              (ii) For purposes of this (S) 2(h), Buyer Shares shall be valued at the Buyer Share Price. To the extent cash or Buyer Notes has been substituted in lieu of any portion of the Buyer Shares pursuant to
         (S) 2(d)(v)(B), the allocation of the Escrow Fund between Buyer Shares, cash and Buyer Notes shall be, to the extent any Buyer Notes have been substituted, such Buyer Notes and the balance, if any, pro rata between Buyer Shares and cash based on the Merger Consideration allocation (other than any cash portion of the Merger Consideration used, if any, to purchase Company Warrants pursuant to (S) 2(d)(vii)(E)). In addition, the allocation between Buyer Shares, cash and Buyer Notes in respect of any releases of the Escrow Fund shall be, to the extent any Buyer Notes have been substituted, first, from such Buyer Notes and thereafter, pro rata between Buyer Shares and cash based on the Merger Consideration allocation (other than any cash portion of the Merger Consideration used, if any, to purchase Company Warrants pursuant to (S) 2(d)(vii)(E)); provided, further, any
                                                         --------  -------
         releases of the Buyer Notes shall be reductions pro rata between principal and accrued interest thereon. To the extent cash consideration or Buyer Notes has been deposited in the Escrow Fund, references to Buyer Shares shall include references to such cash consideration or Buyer Notes.

     3.  Representations and Warranties of the Buyer and the Merger Subsidiary.
         ---------------------------------------------------------------------
Each of the Buyer and the Merger Subsidiary represents and warrants to the Company that the statements contained in this (S) 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 3).

         (a) Organization. Each of the Buyer and the Merger Subsidiary is a
             ------------
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. Each of the Buyer and the Merger
             ----------------------------
Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations thereunder. This Agreement and the other Transaction Agreements to which it is a party constitutes the valid and legally binding obligation of the Buyer and the Merger Subsidiary, enforceable against it in accordance with its terms and conditions. Neither the Buyer nor the Merger Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Noncontravention. Neither the execution and the delivery of this
             ----------------
Agreement and the other Transaction Agreements to which it is a party, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Merger Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Merger Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material provision of any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Merger Subsidiary is a party or by which it is bound or to which any of its assets is subject.

         (d) Continuity of Business Enterprises. It is the present intention of
             ----------------------------------
the Buyer to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. (S) 1.368-1(d).

         (e) Buyer Shares. The Buyer Shares to be issued pursuant to (S) 2 above
             ------------
upon issuance thereof will be validly issued, fully paid, and nonassessable.

         (f) Eligibility to Use Form S-3. The Buyer currently meets the
             ---------------------------
"registrant eligibility" requirements set forth in Part I.A. of the general instructions to Form S-3.

     4. Representations and Warranties Concerning the Company and Its
        -------------------------------------------------------------
Subsidiaries. The Company represents and warrants to the Buyer that the
------------
statements contained in this (S) 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4), except as set forth in the disclosure schedule delivered by the Company to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs
 -------------------
corresponding to the lettered and numbered paragraphs contained in this (S) 4.

         (a) Organization, Qualification, and Corporate Power. Each of the
             ------------------------------------------------
Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operation, or results of operations of any of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
(S) 4(a) of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Company has delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Company
             --------------
consists of 20,000,000 shares of Company Common Stock, 4,790,384 of which are issued and outstanding, and 10,000,000 shares of Company Preferred Stock of which 2,000,000 shares are designated as Series A Preferred Stock, 1,905,600 of which are issued and outstanding, and 5,000,000 shares are designated as Series B Preferred Stock, 4,348,141 of which are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, have been offered, issued, and sold by the Company in compliance with applicable federal and state securities laws, and are held of record by the respective shareholders as set forth in (S) 4(b) of the Disclosure Schedule. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, no more than 35 of the shareholders of the Company are not Accredited Investors. (S) 4(b) of the Disclosure Schedule lists all of the holders of options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, the "Company Stock Rights"), and the number and class of shares of Company
     --------------------
Shares subject to such Company Stock Rights. Except as set forth in (S) 4(b) of the Disclosure Schedule, there are no other outstanding or authorized Company Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company, other than such agreement under the Shareholders Agreement attached hereto as Exhibit A.

         (c) Authorization of Transaction. The Company has full power and
             ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations thereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Shareholders Approval. This Agreement and the other Transaction Agreements to which it is a party constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this
             ----------------
Agreement and the other Transaction Agreements to which it is a party, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material provision of any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement, other than the filing of the Agreement of Merger with the Secretary of State of the State of California.

         (e) Brokers' Fees. None of the Company and its Subsidiaries has any
             -------------
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Title to Assets. The Company and its Subsidiaries have good and
             ---------------
marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (g) Subsidiaries. (S) 4(g) of the Disclosure Schedule sets forth for
             ------------
each Subsidiary of the Company (i) its name and jurisdiction of incorporation,
(ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Either the Company or one of its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

         (h) Financial Statements. Attached hereto as Exhibit E are the
             --------------------
following financial statements (collectively the "Financial Statements"): (i)
                                                  --------------------
audited balance sheet and statements of operations, changes in shareholders' equity, and cash flow as of and for the fiscal year ended December 31, 2000 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries; and (ii)
 ---------------------------
unaudited balance sheet and statements of income, and cash flow (the "Most
                                                                      ----
Recent Financial Statements") as of and for the ten (10) months ended October
---------------------------
31, 2001 (the "Most Recent Fiscal Month End") for the Company and its
               ----------------------------
Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most
                                             --------  -------
Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (i) Events Subsequent to Most Recent Fiscal Year End. Since the Most
             ------------------------------------------------
Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

              (i) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

              (ii) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

              (iii) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

              (iv) none of the Company and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

              (v) none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

              (vi) none of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

              (vii) none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

              (viii) none of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

              (ix) none of the Company and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

              (x) none of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

              (xi) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

              (xii) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

              (xiii) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

              (xiv) none of the Company and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property, except for ordinary wear and tear;

              (xv) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

              (xvi) none of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

              (xvii) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

              (xviii) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

              (xix) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

              (xx) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

              (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries other than with the transactions contemplated by this Agreement; and

              (xxii) none of the Company and its Subsidiaries has committed to any of the foregoing.

         (j) Undisclosed Liabilities. None of the Company and its Subsidiaries
             -----------------------
has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) of the type which should be reflected in the Financial Statements prepared in accordance with GAAP, except for (i) Liabilities set forth on the face of the Most Recent

Balance Sheet (or described in the notes to the Financial Statements for the Most Recent Fiscal Year End) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (k) Legal Compliance. Each of the Company and its Subsidiaries has
             ----------------
complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (l) Tax Matters.
             -----------

              (i) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

              (ii) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

              (iii) No director or officer (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. (S) 4(l) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1995.

              (iv) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (v) None of the Company and its Subsidiaries has filed a consent under Code (S) 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S) 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code (S) 897(c)(2) during the applicable period specified in Code (S) 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S) 6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

              (vi) [Intentionally Deleted.]
                    ---------------------

              (vii) The Company and its Subsidiaries has no reserve for Tax Liability as of the Most Recent Fiscal Month End and does not expect to have such a reserve as of the Closing Date.

              (viii) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code (S) 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code (S) 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code (S) 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         (m) Real Property.
             -------------

              (i) The Company and its Subsidiaries do not own any real property.

              (ii) (S) 4(m)(ii) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Each of the Company and its Subsidiaries has delivered to the Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in (S) 4(m)(ii) of the Disclosure Schedule, with respect to each of the Leases:

                  (A) such Lease is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the transaction contemplated by this Agreement does not require the consent of any other party to such Lease (except for those Leases for which Lease Consents (as hereinafter defined) are obtained), will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                  (C) none of the Company's or its Subsidiaries' possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and there are no disputes with respect to such Lease;

                  (D) none of the Company, its Subsidiaries or, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, any other party to the Lease is in breach or default under such Lease, and to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                  (E) no security deposit or portion thereof deposited with
              respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

                  (F) none of the Company or its Subsidiaries owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

                  (G) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, any of the Company or its Subsidiaries;

                  (H) none of the Company or its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

                  (I) none of the Company or its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein; and

                  (J) to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there are no liens or encumbrances on the estate or interest created by such Lease.

              (iii) The Leased Real Property identified in (S) 4(m)(ii), comprise all of the real property used or intended to be used in, or otherwise related to, the Company's and its Subsidiaries' business; and none of the Company or its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

              (iv) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the Leased Real Property (the "Improvements") are in good condition
                                           ------------
         and repair and sufficient for the operation of the Company's and its Subsidiaries' busine (S) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there are no structural deficiencies or latent defects affecting any of the Improvements and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Company's or its Subsidiaries' business as currently conducted thereon.

              (v) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Leased Real Property or any portion thereof or interest therein. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Leased Real Property or any portion thereof, or the operation of the Company's or its Subsidiaries' business as currently conducted thereon.

              (vi) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, the Leased Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Real Property (collectively, the "Real Property Laws"), and the current use
                                      ------------------
         and occupancy of the Leased Real Property and operation of the Company's and its Subsidiaries' business thereon does not violate any Real Property Laws. None of the Company or its Subsidiaries has received any notice of violation of any Real Property Law and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there is no basis for the issuance of any such notice or the taking of any action for such violation.

              (vii) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, each parcel of Leased Real Property has direct vehicular and pedestrian access to a public street adjoining the Leased Real Property, or has vehicular and pedestrian access to a public street via an insurable, permanent, irrevocable and appurtenant easement benefiting such parcel of Leased Real Property, and such access is not dependent on any land or other real property interest which is not included in the Leased Real Property. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, none of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Leased Real Property.

              (viii) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of the Company's or its Subsidiaries' business as currently conducted thereon. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, each such utility service enters the Leased Real Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Leased Real Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Leased Real Property.

              (ix) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities, board of fire
          ---------------------
         underwriters, association or any other entity having jurisdiction over the Leased Real Property, which are required or appropriate to use or occupy the Leased Real Property or operate the Company's or its Subsidiaries' business as currently conducted thereon, have been issued and are in full force and effect. (S) 4(m)(ix) of the Disclosure Schedule lists all material Real Property Permits held by any of the Company and its Subsidiaries with respect to each parcel of Leased Real Property. The Company has delivered to the Buyer a true and complete copy of all Real Property Permits held by the Company. None of the Company or its Subsidiaries has received any notice from any governmental authority or other entity having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit of the Company and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there is no basis for the issuance of any such notice or the taking of any such action.

              (x) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, the classification of each parcel of Leased Real Property under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of the Company's and its Subsidiaries' business as currently conducted thereon, and permits the Improvements located thereon as currently constructed, used and occupied. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there are sufficient parking spaces, loading docks and other facilities at such parcel to comply with such zoning laws, ordinances and regulations. To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, the Company's and its Subsidiaries' use or occupancy of the Leased Real Property or any portion thereof or the operation of the Company's or its Subsidiaries' business as currently conducted thereon is not dependent on a "permitted non-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any governmental authority.

              (xi) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, none of the Improvements encroach on any land which is not included in the Leased Real Property or on any easement affecting such Leased Real Property, or violate any building lines or set-back lines, and there are no encroachments onto any of the Leased Real Property, or any portion thereof, which encroachment would interfere with the use or occupancy of such Leased Real Property or the continued operation of the Company's or its Subsidiaries' business as currently conducted thereon.

              (xii) To the Knowledge of any of the directors and officers of the Company and its Subsidiaries, none of the Leased Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

         (o) Intellectual Property.
             ---------------------

              (i) The Company and its Subsidiaries own all Intellectual Property used in the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned by the Company or its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder.

              (ii) (S) 4(n)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Buyer correct and complete original copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S) 4(n)(ii) of the Disclosure Schedule also identifies each material unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in (S) 4(n)(ii) of the Disclosure Schedule:

                  (A) the Company and its Subsidiaries own and possess all
              right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction or limitation regarding use or disclosure;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, investigation,
              charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item and there are no grounds for the same;

                  (D) none of the Company and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                  (E) no loss or expiration of the item is threatened, pending, or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or its Subsidiaries, including without limitation, a failure by the Company or its Subsidiaries to pay any required maintenance fees).

              (iii) (S) 4(n)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S) 4(n)(iii) of the Disclosure Schedule:

                  (A) the license, sublicense, agreement, or permission covering the item is a legal, valid, binding, enforceable agreement of the Company, and in full force and effect as to the Company;

                  (B) the license, sublicense, agreement, or permission will continue to be a legal, valid, binding, enforceable agreement of the Company, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and on the terms as presently proposed to be conducted;

                  (C) to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no party to the license, sublicense, agreement, or permission is in breach or default, and, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or
              permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                  (F) to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (G) to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its

              Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

                  (H) none of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

              (iv) None of the Company and its Subsidiaries has in the past nor, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, will in the future interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted. To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no third party has in the past nor will in the future interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of any of the Company and its Subsidiaries; there are no facts that indicate a likelihood of any of the foregoing; and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries has ever received a charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violations (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party.

              (v) None of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Company and its Subsidiaries or to limit the business of the Company and its Subsidiaries as presently conducted or as presently proposed to be conducted.

              (vi) The Company has taken all necessary and desirable action to maintain and protect all of the Intellectual Property of Company and its Subsidiaries and will continue to maintain and protect all of the Intellectual Property of Company and its Subsidiaries prior to Closing so as not to materially adversely affect the validity or enforceability thereof. To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, the owners of any of the Intellectual Property licensed to Company and its Subsidiaries have taken all necessary and desirable action to maintain and protect the Intellectual Property covered by such license.

              (vii) The Company and its Subsidiaries have complied in all material respects with and are presently in compliance in all material respects with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and the Company and its Subsidiaries shall take all steps necessary to ensure such compliance until Closing.

              (viii) Each person employed or retained by the Company, whether on a full-time, part-time, independent contractor or other basis, where such person is engaged in activities that may give such person right to Intellectual Property has signed a written agreement requiring such person to disclose and transfer to the Company all right, title and interest in and to any such Intellectual Property. The Company is not aware that any of its employees, consultants or officers is in violation thereof. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's agreement regarding confidential information and invention assignment. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. The Company believes at no time during the conception of or reduction of any of the Company's Intellectual Property to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Intellectual Property Rights.

         (o) Tangible Assets. The Company and its Subsidiaries own or lease all
             ---------------
buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         (p) Inventory. The inventory of the Company and its Subsidiaries
             ---------
consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         (q) Contracts. (S) 4(q) of the Disclosure Schedule lists the following
             ---------
contracts and other agreements to which any of the Company and its Subsidiaries is a party:

              (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

              (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Company and its Subsidiaries, or involve consideration in excess of $10,000;

              (iii) any agreement concerning a partnership or joint venture;

              (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

              (v) any agreement concerning confidentiality or noncompetition;

              (vi) any agreement with any of the Affiliates of the Company and its Subsidiaries;

              (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

              (viii) any collective bargaining agreement;

              (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

              (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

              (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries; or

              (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

The Company has delivered to the Buyer a correct and complete copy of each written agreement (as amended to date) listed in (S) 4(q) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in (S) 4(q) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable as to the Company, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable as to the Company, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of the Company and its Subsidiaries and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, no other party, is in breach or default, and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, no party has repudiated any provision of the agreement.

         (r) Notes and Accounts Receivable. All notes and accounts receivable of
             -----------------------------
the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         (s) Powers of Attorney. There are no outstanding powers of attorney
             ------------------
executed on behalf of any of the Company and its Subsidiaries.

         (t) Insurance. (S) 4(t) of the Disclosure Schedule sets forth the
             ---------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 2 years:

              (i) the name, address, and telephone number of the agent;

              (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

              (iii) the policy number and the period of coverage;

              (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

              (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company and its Subsidiaries nor, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, no party to the policy has repudiated any provision thereof. Each of the Company and its Subsidiaries has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S) 4(t) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

         (u) Litigation. (S) 4(u) of the Disclosure Schedule sets forth each
             ----------
instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S) 4(u) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. None of the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company and its Subsidiaries.

         (v) Product Warranty. Each product manufactured, sold, leased, or
             ----------------
delivered by any of the Company and its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any material Liability (and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any such material Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. (S) 4(v) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         (w) Product Liability. None of the Company and its Subsidiaries has any
             -----------------
material Liability (and, to the Knowledge of any of the directors and officers of the Company and its Subsidiaries, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any such material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries.

         (x) Employees. To the Knowledge (without investigation) of any of the
             ---------
directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company and its Subsidiaries has committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

         (y) Employee Benefits.
             -----------------

              (i) (S) 4(y) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains, to which any of the Company and its Subsidiaries contributes or has any obligation to contribute, or with respect to which any of the Company and its Subsidiaries has any material Liability or potential Liability.

                  (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (B) All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                  (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA and the Code to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (D) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                  (E) The market value of assets under each such Employee
              Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                  (F) The Company has delivered to the Buyer correct and
              complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

              (ii) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential
         Liability:

                  (A) No such Employee Benefit Plan which is an Employee Pension
              Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries, threatened.

                  (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries, threatened. None of the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                  (C) None of the Company and its Subsidiaries has incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any reason to expect that any of the Company and its Subsidiaries will incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA (S) 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (iii) None of the Company, its Subsidiaries, and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA
         (S) 4201) under or with respect to any Multiemployer Plan.

              (iv) None of the Company and its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of the Company or any of its Subsidiaries upon the termination of their employment relationship with the Company or any of its Subsidiaries (or to any spouse or other dependent thereof) other than in accordance with COBRA).

         (z) Guaranties. None of the Company and its Subsidiaries is a guarantor
             ----------
or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (aa) Environmental, Health, and Safety Matters.
              -----------------------------------------

              (i) Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

              (ii) Without limiting the generality of the foregoing, each of the Company, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached Disclosure Schedule.

              (iii) Neither the Company nor its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

              (iv) To the Knowledge of any of the directors and officers (and employees with responsibility for Environmental, Health, and Safety Requirements) of the Company and its Subsidiaries, none of the following exists at any property or facility owned or operated by the Company or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

              (v) Neither the Company nor its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and, to the Knowledge of any of the directors and officers (and employees with responsibility for Environmental, Health, and Safety Requirements) of the Company and its Subsidiaries, no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

              (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations on the part of the Company or any of its Subsidiaries for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

              (vii) Neither the Company nor its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

              (viii) To the Knowledge of any of the directors and officers (and employees with responsibility for Environmental, Health, and Safety Requirements) of the Company and its Subsidiaries, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         (bb) Certain Business Relationships with the Company and Its
              -------------------------------------------------------
Subsidiaries. None of the Affiliates of the Company and its Subsidiaries have
------------
been involved in any business arrangement or relationship with any of the Company and its Subsidiaries within the past 12 months, and none of the Affiliates of the Company and its Subsidiaries owns any asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries.

         (cc) Continuity of Business Enterprises. The Company operates at least
              ----------------------------------
one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. (S) 1.368-1(d).

         (dd) Solicitation of Shareholders. None of the information supplied, or
              ----------------------------
to be supplied by the Company for inclusion or incorporation (or furnished by the Company for inclusion or incorporation) into any documents mailed or delivered to the Company's shareholders (including the Information Statement) in connection with soliciting their consent to this Agreement and the Merger, or into any document anticipated to be filed with the California Department of Corporations pursuant hereto, will at the time submitted for inclusion or incorporation, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information, which is not supplied by the Company or is supplied by the Buyer or any of its Affiliates, which is contained in any of the said documents.

         (ee) Disclosure. To the Knowledge of any of the directors and officers
              ----------
of the Company and its Subsidiaries, the representations and warranties contained in this (S) 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4 not misleading.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the
        ---------------------
period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best
             -------
efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S) 7 below). The Parties will use his or its reasonable best efforts to facilitate the execution of employment agreements between the Buyer and such members of the Company's senior management that the Buyer deems appropriate in its sole discretion, including Talat F. Hasan, James Mitchener, Rodney Smedt, and Fred Stanke.

         (b) Notices and Consents. Each of the Company and its Subsidiaries will
             --------------------
give any notices to third parties, and each of the Company and its Subsidiaries will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in
(S) 4(d) above.

         (c) Regulatory Matters and Approvals. Each of the Parties will give any
             --------------------------------
notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S) 3(b) and (S) 4(d) above. Without limiting the generality of the foregoing:

              (i) Preparation of the Information Statement. As promptly as
                  ----------------------------------------
         practicable after the date hereof, the Buyer will prepare an information statement (the "Information Statement") relating to the
                                     ---------------------
         offering and issuance of the Buyer Shares and the Special Company Meeting. The Company will assist and participate in the preparation of the Information Statement; provided, however, that the final
                                    --------  -------
         determination of any issues related thereto shall be made by the Buyer, in consultation with its counsel. The Information Statement shall include such disclosure materials as are necessary for the offer and issuance of Buyer Shares in connection with the Merger, and shall include information regarding the terms of the Merger and this Agreement. Each of the Buyer and the Company shall use its reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws. Each of the Buyer and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the Information Statement. The Company will promptly advise the Buyer, and the Buyer will promptly advise the Company, in writing if at any time prior to the Effective Time either the Buyer or the Company shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement, the Company or the Buyer, as the case may be, will promptly inform the others of such occurrence and cooperate in mailing to the Company's shareholders of record, such amendment or supplement.

              (ii) California General Corporation Law. The Company will call a
                   ----------------------------------
         special meeting of its shareholders (the "Special Company Meeting") as
                                                   -----------------------
         soon as reasonably practicable in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the California General Corporation Law. The Company will mail the Information Statement to its shareholders as soon as reasonably practicable. The Information Statement will contain the affirmative recommendation of the Board of Directors of the Company in favor of the adoption of this Agreement and the approval of the Merger.

              (iii) Registration Exemption. Promptly following the execution of
                    ----------------------
         this Agreement, in connection with the mailing of the Information Statement or otherwise, the Company will mail to all shareholders of the Company an "accredited investor" statement (an "Accredited Investor
                                                             -------------------
         Statement"), in a form mutually acceptable to the Company and the
         ---------
         Buyer, which requires a representation from each such shareholder as to whether such Person is an Accredited Investor, and the Company will use its reasonable best efforts to cause such shareholders to return such Accredited Investor Statements to the Company as promptly as possible. In addition, the Company will appoint a "purchaser representative" within the meaning of Rule 501 under the Securities Act so that any shareholder of the Company that is not an Accredited Investor may consult with such Person in connection with such shareholder's investment decision.

              (iv) Fairness Hearing and Stockholder Approval.
                   -----------------------------------------

                  (A) In the event that the Buyer is not reasonably satisfied based upon consultation with its counsel and receipt of a satisfactory number of Accredited Investor Statements from the shareholders of the Company indicating that the offering and issuance of the Buyer Shares as contemplated by this Agreement is in compliance with Rule 506 under the Securities Act, the Buyer shall prepare a permit application and request a fairness hearing before the California Department of Corporation and shall take all other actions required to obtain a permit (a "Permit"), from the
                                                            ------
              Commissioner of Corporations of the State of California pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Buyer Shares in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. The Company shall assist the Buyer in such actions. The Buyer (with the assistance of the Company) will respond to any comments from the California Department of Corporations and use its commercially reasonable efforts to have the Permit granted as soon as practicable after such filing. As promptly as practicable after receipt of a Permit, the Company shall distribute to the Company's shareholders an information statement in form required by applicable law and this Agreement (the "California Information
                                                      ----------------------
              Statement") and request such shareholders approve and adopt the
              ---------
              matters described therein and the transactions contemplated hereby. The California Information Statement shall include such disclosure materials as are necessary for the offer and issuance of Buyer Shares in connection with the Merger, and shall include, without limitation, information regarding the terms of the Merger and this Agreement. Each of the Buyer and the Company shall use its reasonable efforts to cause the California Information Statement to comply with applicable federal and state securities laws. Each of the Buyer and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the California Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the California Information Statement. The Company will promptly advise the Buyer, and the Buyer will promptly advise the Company, in writing if at any time prior to the Effective Time either the Buyer or the Company shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the California Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

                  (B) The Buyer (with the assistance of the Company) will
              respond to any comments of the California Department of Corporations, and will use its respective commercially reasonable efforts to have the Permit issued as promptly as practicable after such fairness hearing, and the Company will cause the California Information Statement to be mailed to the Company's shareholders at the earliest practicable time after the Permit is issued by the California Department of Corporations. Each of the Company and the Buyer will notify the other promptly upon the receipt of any comments from the California Department of Corporations or its staff or any other government officials and of any request by the California Department of Corporations or its staff or any other government officials for amendments or supplements to the California Information Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the California Department of Corporations or its staff or any other government officials, on the other hand, with respect to the California Information Statement, the Merger or any other regulatory filing. Each of the Company and the Buyer will cause all documents that it is responsible for filing with the California Department of Corporations or other regulatory authorities under this section to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

                  (C) Whenever any event occurs which is required to be set
              forth in an amendment or supplement to the California Information Statement or any other regulatory filing, the Company or the Buyer, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the California Department of corporations or its staff or any other government officials, and/or mailing to the Company's shareholders, such amendment or supplement.

                  (D) All certificates representing Buyer Shares deliverable to any shareholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) also shall bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any federal, state, local, or foreign law governing such securities.

         (d) Listing of Buyer Shares. The Buyer will use its reasonable best
             -----------------------
efforts to cause the Buyer Shares that will be issued in the Merger, and those required to be reserved for issuance in connection with the Merger, to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

         (e) Operation of Business. The Company will not (and will not cause or
             ---------------------
permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not (and will not cause or permit any of its Subsidiaries to) (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) grant or renew or modify any license, sell, transfer, assign, grant, or enter into any agreement relating to any Intellectual Property, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (S) 4(i) above, without the express prior written consent of the Buyer, which shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Company may (A) issue, grant, or award Company Stock Options to purchase up to but no more than 231,298 shares of Company Common Stock (as such number of shares is adjusted downward by the number of shares underlying the options granted to such individuals in November and December 2001 as set forth in Schedule 4(b) of the Disclosure Schedules), which are expected to be granted after the date hereof but prior to the Closing Date, (B) issue that number of shares of Company Shares underlying Company Stock Rights which are outstanding as of the date hereof and exercised or converted prior to the Closing Date and
(C) offer to purchase Company Warrants pursuant to (S) 2(d)(vii)(E).

         (f) Preservation of Business. The Company will (and will cause each of
             ------------------------
its Subsidiaries to) use its reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (g) Access. The Company will (and will cause each of its Subsidiaries
             ------
to) permit representatives of the Buyer to have reasonable access at all reasonable times upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

         (h) Notice of Developments. The Company will give prompt written notice
             ----------------------
to the Buyer of any material adverse development causing a breach of any of the representations and warranties in (S) 4 above. The Buyer will give prompt written notice to the Company of any material adverse development causing a breach of any of the representations and warranties in (S) 3 above. No disclosure by any Party pursuant to this (S) 5(i), however, shall be deemed to amend or supplement Annex I or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (i) Exclusivity. The Company will not (and will not cause or permit any
             -----------
of Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (j) Maintenance of Real Property. The Company will (and will cause each
             ----------------------------
of its Subsidiaries to) use its reasonable best efforts to maintain the Leased Real Property, including all of the Improvements, in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of the Buyer.

         (k) Leases. The Company will not (and will not cause or permit any of
             ------
its or its Subsidiaries' Leases) to be amended, modified, extended, renewed or terminated, nor shall the Company or its Subsidiaries enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, without the prior written consent of Buyer, which shall not be unreasonably withheld.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the
        ----------------------
period following the Closing.

         (a) General. In case at any time after the Closing any further action
             -------
is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 8 below). Each Party acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

         (b) Litigation Support. In the event and for so long as any Party
             ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction which occurred on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S) 8 below).

         (c) Transition. The Company will not (and will not cause or permit any
             ----------
of its Subsidiaries to) take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing.

         (d) [Intentionally Deleted.]
             ------------------------

         (e) [Intentionally Deleted.]
             ------------------------

         (f) Certain Benefit Plans. The Buyer shall take such reasonable actions
             ---------------------
as are necessary to allow eligible employees of the Company to participate in the benefit programs of the Buyer or alternative benefits programs substantially comparable to those applicable to employees of the Buyer on similar terms, as soon as practicable after the Effective Time. The Buyer and/or the Surviving Corporation currently intends to hire all employees of the Company as of the Closing Date; provided, however, nothing herein shall be construed as an
              --------  -------
obligation of the Buyer or the Surviving Corporation to retain such employees after the Closing Date.

         (g) Forms S-8. As soon as practicable after the Effective Time but in
             ---------
no event more than 60 days thereafter, to the extent necessary to provide for the registration of the Buyer Shares issuable with respect to assumed Company Stock Options and Stock Rights issued to employees and advisors of the Company, the Buyer shall file a registration statement on Form S-8 (or any successor form) with respect to such Buyer Shares and shall use its reasonable best efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus or prospectuses, for so long as such Company Stock Options and Stock Rights remain outstanding.

         (h) Form S-3. Pursuant to the terms of the Registration Rights
             --------
Agreement in the form attached hereto as Exhibit F, to the extent necessary to provide for the registration of the Buyer Shares issued in connection with the Merger and issuable with respect to those assumed Company Stock Options and Stock Rights ineligible to be registered on Form S-8 (or any successor form) pursuant to (S) 6(g) above, the Buyer shall file a registration statement (the "Registration Statement") on Form S-3 (or any successor form) with respect to
 ----------------------
the Buyer Shares held by the signatories to such Registration Rights Agreement and shall use its reasonable best efforts to cause such Registration Statement to become effective.

         (i) Indemnification. The Buyer will not take any action to alter or
             ---------------
impair any exculpatory or indemnification provisions now existing in the articles of incorporation or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time and shall satisfy such exculpatory or indemnification provisions set forth in the articles and bylaws of the Company as of the date hereof. The Buyer shall (or shall cause the Surviving Corporation to) satisfy such exculpatory or indemnification provisions. To the extent any director or officer of the Company has a claim for exculpation or indemnification in connection with approving this Agreement or the Merger, the Buyer shall have no claim under (S) 8 of this Agreement.

         (j) Buyer Securities.
             ----------------

              (i) Registration Exemption. Except as otherwise set forth in this
                  ----------------------
         Agreement, the Buyer Securities have not been, and will not be, registered under the Securities Act, or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and, consequently, must be held indefinitely unless subsequently registered or unless an exemption from such registration is available.

              (ii) Transfer Restrictions. No shareholder of the Company may,
                   ---------------------
         directly or indirectly, offer, sell, contract to sell, pledge, or otherwise dispose of any of the Buyer Shares to be received by such shareholder in the Merger (exclusive of such Buyer Shares withheld and delivered to the Escrow Agent pursuant to (S) 2(h)); provided, however,
                                                              --------  -------
         that one-third (1/3) of such Buyer Shares received by each such shareholder shall be released from such transfer restrictions on the 15th day of the second month in each calendar quarter following the calendar quarter in which the Closing occurs until all such Buyer Shares are released from such transfer restrictions on the 15th day of the second month in the third calendar quarter following the calendar quarter in which the Closing occurs (e.g., if the Closing occurs in January 2002, one-third (1/3) of such Buyer Shares received by each such shareholder shall be released from such transfer restrictions on May 15, 2002, August 15, 2002 and November 15, 2002).

              (iii) Restrictive Legends.
                    -------------------

                  (A) The certificates representing the Buyer Securities issued pursuant to this Agreement shall bear restrictive legends (and stop transfer orders shall be placed against the transfer thereof with the Buyer's transfer agent), stating substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (B) The certificates representing the Buyer Shares issued
              pursuant to this Agreement shall bear restrictive legends (and stop transfer orders shall be placed against the transfer thereof with the Buyer's transfer agent), stating substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES."

                  (C) To the extent that the transfer restrictions with respect to any portion of such Buyer Shares no longer apply in accordance with the terms of (S) 6(j)(ii) above, the Buyer shall promptly request the Buyer's transfer agent to remove the applicable restrictive legend and stop transfer order relevant to such shareholder's portion of such Buyer Shares. Furthermore, to the extent that such Buyer Shares have been registered under the Registration Statement, at the request of a shareholder of the Company, the Buyer shall promptly request that the Buyer's transfer agent remove the applicable restrictive legend and stop transfer order relevant to such shareholder's portion of such Buyer Shares.

              (iv) Transfer Restrictions. Each holder desiring to transfer Buyer
                   ---------------------
         Securities first must furnish the Buyer with (A) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Buyer Securities as desired without registration under the Securities Act and (B) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the restrictions on transfer contained herein; provided, however, that no
                                                    --------  -------
         such written opinion or undertaking shall be necessary in connection with the transfer of Buyer Securities registered under the Registration Statement or in compliance with Rule 144 under the Securities Act.

     7.  Conditions to Obligation to Close.
         ---------------------------------

         (a) Conditions to Obligation of the Buyer and the Merger Subsidiary.
             ---------------------------------------------------------------
The obligation of the Buyer and the Merger Subsidiary to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

              (i) this Agreement and the Merger shall have received the Requisite Shareholders Approval and the number of Dissenting Shares shall not exceed 5% of the number of outstanding Company Shares;

              (ii) the representations and warranties set forth in (S) 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (iii) the Company and its Subsidiaries shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

              (iv) the Company and its Subsidiaries shall have procured all of the consents specified in (S) 5(b) and (c) above;

              (v) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) materially adversely affect the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) materially adversely affect the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses other than any such action, suit, or proceeding arising from any claim relating to the matter set forth in paragraph 2 of Schedule 4(u) of the Disclosure Schedules (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (vi) the Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
         (S) 7(a)(i)-(v) is satisfied in all respects;

              (vii) the Buyer Shares that will be issued in the Merger, and those required to be reserved for issuance in connection with the Merger, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

              (viii) the Company, and its Subsidiaries shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in (S) 4(d) above;

              (ix) the relevant parties shall have entered into the Shareholders Agreement attached hereto as Exhibit A, the Escrow Agreement in form and substance as set forth in Exhibit D, the Registration Rights Agreement in form and substance as set forth in Exhibit F, and the Employment Agreement in form and substance as set forth in Exhibits G attached hereto, and each of the same shall be in full force and effect as against such parties;

              (x) the Buyer shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date;

              (xi) the Buyer shall not be required to issue more than 4,800,000 Buyer Shares (as such number of Buyer Shares is adjusted downward by the number of

         Buyer Shares issuable upon the exercise or conversion of the Company Stock Rights (other than the options under the Company Option Plan) assumed by the Buyer in the Merger in accordance with (S) 2(d)(vii) above) in connection with the transactions contemplated hereby;

              (xii) (A)(x) the Buyer shall be reasonably satisfied based upon consultation with its counsel and receipt of a satisfactory number of Accredited Investor Statements from the shareholders of the Company indicating that the offering and issuance of the Buyer Shares as contemplated by this Agreement is in compliance with Rule 506 under the Securities Act, or (y) pursuant to (S) 5(c), the Buyer and the Company shall have received from the California Department of Corporations a Permit for the solicitation and issuance of the Buyer Shares to the shareholders of the Company in the Merger in accordance with this Agreement and the issuance of the Merger Consideration by the Buyer in accordance with this Agreement will be exempt from registration with the Securities and Exchange Commission pursuant to Section 3(a)(10) of the Securities Act, as the case may be, and (B) no other filings, approvals, registrations, or qualifications (other than post-Closing filings and registrations) are required under applicable federal or state securities laws for the consummation of the Merger in accordance with this Agreement;

              (xiii) the Buyer Share Price is equal to or greater than $10.50; provided, however, this closing condition set forth in this
         --------  -------
         (S) 7(a)(xiii) shall not apply in the event that the Company's Board of Directors agrees that for purposes of this Agreement and the transactions contemplated hereby, the Buyer Share Price is deemed to be $10.50, notwithstanding the actual average closing price per Buyer Share on the Nasdaq National Market;

              (xiv) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

              (xv) the Company and its Subsidiaries shall have obtained and delivered to the Buyer a written consent for the assignment of each of the Leases if required (the "Lease Consents"), in form and substance
                                      --------------
         reasonably satisfactory to the Buyer;

              (xvi) the Company and its Subsidiaries shall have obtained and delivered to the Buyer an estoppel certificate with respect to each of the Leases, dated no more than 30 days prior to the Closing Date, from the other party to such Lease, in form and substance reasonably satisfactory to Buyer (the "Estoppel Certificates");
                                     ---------------------

              (xvii) the Company and its Subsidiaries shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code so that the Buyer is exempt from withholding any portion of the Merger Consideration hereunder (the "FIRPTA
                                                             ------
         Affidavit");
         ---------

              (xviii) no damage or destruction or other change has occurred with respect to any of the Leased Real Property or any portion thereof that, individually or in the aggregate, would have a material adverse effect on the use or occupancy of the Leased Real Property or the operation of the Company's or its Subsidiary's business as currently conducted thereon.

The Buyer may waive any condition specified in this (S) 7(a) for itself and on behalf of the Merger Subsidiary if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Company. The obligation of the
             ---------------------------------------
Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

              (i) this Agreement and the Merger shall have received the Requisite Shareholders Approval;

              (ii) the representations and warranties set forth in (S) 3 above shall be true and correct in all material respects at and as of the Closing Date;

              (iii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (v) the Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified above in
         (S) 7(b)(ii)-(iv) is satisfied in all respects;

              (vi) the Buyer Shares that will be issued in the Merger, and those required to be reserved for issuance in connection with the Merger, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

              (vii) the Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in
         (S) 3(b) above;

              (viii) the Buyer shall have entered into the Shareholders Agreement attached hereto as Exhibit A, the Escrow Agreement in form and substance as set forth in Exhibit D, the Registration Rights Agreement in form and substance as set forth in Exhibit F, and the Employment Agreement in form and substance as set forth in Exhibit G attached hereto, and each of the same shall be in full force and effect as against the Buyer;

              (ix) the Buyer shall be eligible to file the Registration Statement on Form S-3 (or any successor form);

              (x) the Company shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Company, and dated as of the Closing Date; and

              (xi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

The Company may waive any condition specified in this (S) 7(b) if it executes a writing so stating at or prior to the Closing.

     8.  Remedies for Breaches of This Agreement.
         ---------------------------------------

         (a) Survival of Representations and Warranties
             ------------------------------------------

              (i) All of the representations and warranties of the Company contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter.

              (ii) All of the representations and warranties of the Buyer and the Merger Subsidiary contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter.

              (iii) Notwithstanding anything in this (S) 8(a) to the contrary, in the event of any breach of a representation or warranty by a Party that is intentional or constitutes fraud, such Party's liability for breach of such representation or warranty shall survive the Closing hereunder and continue in full force and effect forever thereafter.

         (b) Indemnification Provisions for Benefit of the Buyer.
             ---------------------------------------------------

              (i) In the event the Company breaches (or in the event any third party alleges facts that, if true, would mean the Company has breached any of the representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to (S) 8(a) above, provided that the Buyer makes a written claim for indemnification to the Company Representative pursuant to (S) 11(h) below within such survival period, then the Buyer shall be indemnified from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), which shall be satisfied from the Escrow Fund in accordance with the terms of the Escrow Agreement; provided, however, that the
                                                 --------  -------
         Buyer shall not be indemnified from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Company contained in this Agreement
         (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $500,000 aggregate deductible (at which point the Buyer will be indemnified from and against further such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches (or alleged breaches) exceeds an aggregate ceiling of the Escrow Fund (after which point the Buyer shall not be indemnified from and against further such Adverse Consequences).

              (ii) Subject to the aggregate ceiling set forth in (S) 8(b)(i) and if there is an applicable survival period pursuant to (S) 8(a) above and provided that the Buyer makes a written claim for indemnification to the Company Representative pursuant to (S) 11(h) below within such survival period, the Buyer shall be indemnified from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries (x) for any Taxes of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with (S) 9(c)) to the portion of such period beginning before and ending on the Closing
         Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (y) for the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, which shall be satisfied from the Escrow Fund in accordance with the terms of the Escrow Agreement.

              (iii) Notwithstanding anything herein to the contrary, provided that the Buyer makes a written claim for indemnification to the Company Representative pursuant to (S) 11(h) below within the 18-month period set forth in (S) 8(a)(i), the Buyer shall be indemnified in accordance with the terms of (S) 8(b)(i) (including the applicable deductible and ceiling), to the extent of any Adverse Consequences from, arising out of, relating to, or in the nature of any integrated metrology tools of the Company not set forth on Schedule 8(b) of the Disclosure Schedules which utilize Dual Beam Spectroscopy, which shall be satisfied from the Escrow Fund in accordance with the terms of the Escrow Agreement; provided that for
         --------
         purposes of determining the allocation of Adverse Consequences under this section, Adverse Consequences shall be allocated pro rata among such integrated metrology tools which utilize Dual Beam Spectroscopy and those tools set forth on Schedule 8(b) of the Disclosure
         Schedules.

         (c) Indemnification Provisions for Benefit of the Shareholders of the
             -----------------------------------------------------------------
Company. In the event the Buyer breaches (or in the event any third party
-------
alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to (S) 8(a) above, provided that the Company Representative makes a written claim for indemnification against the Buyer pursuant to (S) 11(h) below within such survival period, then the Buyer agrees to indemnify each of the shareholders of the Company from and against the entirety of any Adverse Consequences such shareholder of the Company may suffer through and after the date of the claim for indemnification (including any Adverse Consequences such shareholder of the Company may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided,
                                                                --------
however, that the Buyer shall not have any obligation to indemnify any of the
-------
shareholders of the Company from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Buyer (A) until the shareholders of the Company have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $500,000 aggregate deductible (at which point the Buyer will be obligated to indemnify the shareholders of the Company from and against further such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the shareholders of the Company have suffered by reason of all such breaches (or alleged breaches) exceeds an aggregate ceiling of ten percent (10%) of the Purchase Price (after which point the Buyer will have no obligation to indemnify any of the shareholders of the Company from and against further such Adverse Consequences).

         (d) Matters Involving Third Parties.
             -------------------------------

              (i) If any third party shall notify the Buyer (the "Indemnified
                                                                  -----------
         Party") with respect to any matter (a "Third Party Claim") which may
         -----                                  -----------------
         give rise to a claim for indemnification against the Escrow Fund under this (S) 8, then the Indemnified Party shall promptly notify the Company Representative thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Company Representative shall lessen the Indemnified Party's right to recovery under this (S) 8 unless (and then solely to the extent) the persons indemnifying the Indemnified Party thereby are prejudiced.

              (ii) The Company Representative on behalf of the Company's shareholders will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Company Representative notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnified Party will be indemnified from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party

         Claim, (B) the Company Representative provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that it will have the financial resources to defend against the Third Party Claim, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Company Representative conducts the defense of the Third Party Claim actively and diligently.

              (iii) So long as the Company Representative is conducting the defense of the Third Party Claim in accordance with (S) 8(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Company Representative (not to be withheld unreasonably), and (C) the Company Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (iv) In the event any of the conditions in (S) 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Company Representative in connection therewith), (B) the Indemnified Party will be promptly and periodically reimbursed for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), which shall be satisfied from the Escrow Fund, and (C) the Indemnified Party will be indemnified for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S) 8 (subject to the applicable aggregate deductible and ceiling and pursuant to the terms of the Escrow Agreement).

              (v) In the event that the Company Representative has consented to any judgment or settlement pursuant to this (S) 8(d), the Company Representative shall have no power or authority to object under any provision of the Escrow Agreement to the amount of any claim by the Indemnified Party against the Escrow Fund (and release of such amount from the Escrow Fund) with respect to such judgment or settlement to the extent such amount is consistent with the terms of such judgment or settlement.

         (e) Determination of Adverse Consequences. All indemnification payments
             -------------------------------------
under this (S) 8 shall be deemed adjustments to the Merger Consideration.

         (f) Exclusive Remedy. The Parties acknowledge and agree that with the
             ----------------
exception of any breach of a representation, warranty or covenant that is intentional or constitutes fraud, the foregoing indemnification provisions in this (S) 8 shall be the exclusive remedy of the Buyer and the shareholders of the Company with respect to the Company and its Subsidiaries or the Buyer and the Merger Subsidiary, as applicable, and the transactions contemplated by this Agreement.

     9. Tax Matters. The following provisions shall govern the allocation of
        -----------
responsibility as between Buyer and the Company Shareholders for certain tax matters following the Closing Date:

         (a) Tax Periods Ending on or Before the Closing Date. Buyer shall
             ------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit the Company Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Buyer shall be reimbursed for Taxes of the Company and its Subsidiaries with respect to such periods to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet, which shall be satisfied from the Escrow Fund in accordance with the terms of the Escrow Agreement.

         (b) Tax Periods Beginning Before and Ending After the Closing Date.
             --------------------------------------------------------------
Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. The Buyer shall be entitled to payment in an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet, which shall be satisfied from the Escrow Fund in accordance with the terms of the Escrow Agreement. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

         (c) [Intentionally Deleted.]
             ------------------------

         (d) Tax Sharing Agreements. All tax sharing agreements or similar
             ----------------------
agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

         (e) Certain Taxes and Fees. All transfer, documentary, sales, use,
             ----------------------
stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement, shall be paid by the shareholders of the Company when due, and the shareholders of the Company will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     10.  Termination.
          -----------

         (a) Termination of Agreement. Certain of the Parties may terminate this
             ------------------------
Agreement with the prior authorization of its Board of Directors as provided below:

              (i) the Buyer and the Company may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

              (ii) the Buyer and the Merger Subsidiary may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of any condition precedent under (S) 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); provided, however,
                                                             --------  -------
         if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of the satisfaction of the closing condition set forth in (S) 7(a)(xii)(A)(x), the Buyer and the Merger Subsidiary may not terminate this Agreement under clause (b) above until May 31, 2002; and

              (iii) the Company may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of any condition precedent under (S) 7(b) hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement); provided, however, if the Closing shall
                                       --------  -------
         not have occurred on or before January 31, 2002, by reason of the failure of the satisfaction of the closing condition set forth in (S) 7(a)(xii)(A)(x), the Company may not terminate this Agreement under clause (b) above until May 31, 2002.

         (b) Effect of Termination. If any Party terminates this Agreement
             ---------------------
pursuant to (S) 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  Miscellaneous.
          -------------

         (a) [Intentionally Deleted.]
             ------------------------

         (b) Press Releases and Public Announcements. No Party shall issue any
             ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Company; provided, however, that any Party may make any public disclosure it believes in
--------  -------
good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any
             ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred
             ----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and
             -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Company.

         (f) Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are
             --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other
             -------
communications hereunder shall be in writing and addressed to the intended recipient as set forth below:

   If to the Company:                           Copies to:

   Sensys Instruments Corporation               Tufts Stephenson & Kasper LLP
   2090 Duane Avenue                            235 Montgomery Street
   Santa Clara, California  95054               Suite 1810
   Facsimile No.:  (408) 844-0441               San Francisco, California 94104
   Attention:  Talat F. Hasan                   Facsimile No.:  (405) 705-5301
                                                Attention:  Robert R. Tufts

                                                Crosby, Heafey, Roach & May, PC
                                                Two Embarcadero Center
                                                Suite 2000
                                                San Francisco, California 94111
                                                Facsimile No.:  (415) 391-8269
                                                Attention:  Twila L. Foster

   If to the Company Representative:

   Sensys Instruments Corporation
   2090 Duane Avenue
   Santa Clara, California  95054
   Facsimile No.:  (408) 844-0441
   Attention:  Talat F. Hasan

   If to the Buyer or the Merger Subsidiary:    Copy to:

   Therma-Wave, Inc.                            Kirkland & Ellis
   1250 Reliance Way                            777 South Figueroa Street
   Fremont, California 94539                    Los Angeles, California  90017
   Facsimile No.: (510) 226-6834                Facsimile No.: (213) 680-8500
   Attention:  Martin M. Schwartz               Attention:     Eva H. Davis
                                                               Charles C. Pak

Such notice, request, demand, claim, or other communication hereunder shall be effective and be deemed to be given upon (i) the day of transmission as confirmed by a transmission receipt, if delivered by a facsimile transmission with a copy by Federal Express or similar reputable overnight courier within 2 business days of the facsimile transmission, (ii) 1 business day after the business day of the deposit with Federal Express or similar reputable overnight courier, and (iii) the day it is actually received by the intended recipient, if delivery is by any other means (including personal delivery, messenger service, ordinary mail, or electronic mail). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         (j) Amendments and Waivers. No amendment of any provision of this
             ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Merger Subsidiary, and the Company, and with respect to any provision relating to the Company Representative, signed by the Company Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is
             ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties will bear his or its own costs and
             --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, expenses of the Company and its Subsidiaries payable to Needham & Company, Inc. and its Affiliates, Tufts Stephenson & Kasper LLP, Crosby, Heafey, Roach & May, PC, and KPMG LLP in excess of $400,000 (as adjusted upward by 0.8% of the amount in excess of $75,000,000 if the Purchase Price exceeds $75,000,000), $70,000, $330,000 (as adjusted upward by an amount not to exceed $70,000 in the event a fairness hearing is required pursuant to
(S) 5(c)(iv), and $70,000 respectively, with respect to the transactions contemplated by this Agreement, shall be paid from the Escrow Fund.

         (m) Construction. The Parties have participated jointly in the
             ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits,
             -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees
             --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in (S) 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the
             --------------------------
jurisdiction of any state or federal court sitting in Santa Clara, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in (S) 10(h) above. Nothing in this (S) 10(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         (q) Company Representative; Agent of the Shareholders; Power of
             -----------------------------------------------------------
Attorney.
--------

              (i) In the event that the Merger is approved by the Requisite Shareholders Approval, effective upon such vote, and without any further act of any shareholder, the Company Representative shall be appointed and act as agent and attorney-in-fact for each shareholder of the Company on whose behalf a portion of the Merger Consideration was deposited into the Escrow Fund, for and on behalf of such shareholders, to give and receive notices and communications, to authorize delivery to the Buyer of the Merger Consideration from the Escrow Fund in satisfaction of claims by the Buyer, to object to such deliveries, to agree to, negotiate, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate for the accomplishment of the foregoing. If the Company Representative declines or is unable to act as such agent and attorney-in-fact, such Person, as designated by the Board of Directors of the Company, or, subsequent to the Merger, a majority of the Persons who comprised such Board immediately prior to the Merger, shall become the Company Representative. The Company Representative shall not receive compensation for his or her services. Notices or communications to or from the Company Representative shall constitute notice to or from each of the shareholders of the Company.

              (ii) The Company Representative shall not be liable for any act done or omitted hereunder as the Company Representative while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Fund was contributed to, shall severally indemnify the Company Representative and hold the Company Representative harmless against any loss, liability, or expense incurred without negligence or bad faith on the part of the Company Representative and arising out of or in connection with the acceptance or administration of the Company Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Company Representative.

              (iii) A decision, act, consent, or instruction of the Company Representative shall constitute a decision of all the shareholders for whom a portion of the Escrow Fund otherwise payable to them are deposited in the Escrow Fund and shall be final, binding, and conclusive upon each of such shareholders, and the Escrow Agent and the Buyer may rely upon any such decision, act, consent, or instruction of the Company Representative as being the decision, act, consent, or instruction of each and every such shareholder of the Company. The Escrow Agent and the Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent, or instruction of the Company Representative.

              (iv) The reasonable expenses of the Company Representative, including the reasonable fees and expenses of one legal counsel, accountants and other necessary consultants retained by the Company Representative, incurred by such Person in connection with performing such actions as contemplated by this (S) 11(q) shall be paid from the Escrow Funds in accordance with the terms of the Escrow Agreement.


                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                          THERMA-WAVE, INC.

                          By:   /s/ Martin M. Schwartz
                              --------------------------------------------------
                               Name:  Martin M. Schwartz
                               Title:  President and Chief Executive Officer


                          FND CORP.

                          By:   /s/ Martin M. Schwartz
                              --------------------------------------------------
                               Name:  Martin M. Schwartz
                               Title:  President and Chief Executive Officer


                          SENSYS INSTRUMENTS CORPORATION

                          By:   /s/ Talat F. Hasan
                              --------------------------------------------------
                               Name: Talat F. Hasan

                               Title:  President and Chief Executive Officer


                          COMPANY REPRESENTATIVE

                          By:   /s/ Talat F. Hasan
                              --------------------------------------------------
                               Name: Talat F. Hasan

                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]


                                      S-1